                             AMENDED AND RESTATED
                             --------------------
               TRANSFER AND DIVIDEND DISBURSING AGENT AGREEMENT
               ------------------------------------------------

     THIS AGREEMENT is made and entered into on this _____ day of _____, _____, between STRONG __________, INC., a Wisconsin corporation (the "Corporation"), on behalf of the Funds (as defined below) of the Corporation, and STRONG CAPITAL MANAGEMENT, INC., a Wisconsin corporation ("Strong").

                                  WITNESSETH

     WHEREAS, the Corporation is an open-end management investment company registered under the Investment Company Act of 1940;

     WHEREAS, the Corporation is authorized to create separate series, each with its own separate investment portfolio, and the beneficial interest in each such series will be represented by a separate series of shares (each series is hereinafter individually referred to as a "Fund" and collectively, the "Funds");

     WHEREAS, the Corporation is authorized to issue shares of its $_____ par value common stock (the "Shares") of each Fund; and,

     WHEREAS, the Corporation desires to retain Strong as the transfer and dividend disbursing agent of the Shares of each Fund on whose behalf this Agreement has been executed.

     NOW, THEREFORE, the Corporation and Strong do mutually agree and promise as follows:

     1.   Appointment.  The Corporation hereby appoints Strong to act as
          -----------
transfer and dividend disbursing agent of the Shares of each Fund listed on Schedule A hereto, as such Schedule may be amended from time to time. Strong shall, at its own expense, render the services and assume the obligations herein set forth subject to being compensated therefor as herein provided.

     2.   Authority of Strong.  Strong is hereby authorized by the Corporation
          -------------------
to receive all cash which may from time to time be delivered to it by or for the account of the Funds; to issue confirmations and/or certificates for Shares of the Funds upon receipt of payment; to redeem or repurchase on behalf of the Funds Shares upon receipt of certificates properly endorsed or properly executed written requests as described in the current prospectus of each Fund and to act as dividend disbursing agent for the Funds.

     3.   Duties of Strong.  Strong hereby agrees to:
          ----------------

          A.   Process new accounts.

          B. Process purchases, both initial and subsequent, of Fund Shares in accordance with conditions set forth in the prospectus of each Fund as mutually agreed by the Corporation and Strong.

          C. Transfer Fund Shares to an existing account or to a new account upon receipt of required documentation in good order.

          D. Redeem uncertificated and/or certificated shares upon receipt of required documentation in good order.

          E. Issue and/or cancel certificates as instructed; replace lost, stolen or destroyed certificates upon receipt of satisfactory indemnification or bond.

          F. Distribute dividends and/or capital gain distributions. This includes disbursement as cash or reinvestment and to change the disbursement option at the request of shareholders.

          G. Process exchanges between Funds (process and direct purchase/redemption and initiate new account or process to existing account).

          H.   Make miscellaneous changes to records.

          I. Prepare and mail a confirmation to shareholders as each transaction is recorded in a shareholder account. Duplicate confirmations to be available on request within current year.

          J. Handle phone calls and correspondence in reply to shareholder requests except those items set forth in Referrals to Corporation, below.

          K.   Prepare Reports for the Funds:

               i.   Monthly analysis of transactions and accounts by types.

               ii. Quarterly state sales analysis; sales by size; analysis of systematic withdrawals; Keogh, IRA and 403(b)(7) plans; print-out of shareholder balances.

          L. Perform daily control and reconciliation of Fund Shares with Strong's records and the Corporation's office records.

          M. Prepare address labels or confirmations for four reports to shareholders per year.

          N. Mail and tabulate proxies for one Annual Meeting of Shareholders, including preparation of certified shareholder list and daily report to Corporation management, if required.

          O. Prepare and mail required Federal income taxation information to shareholders to whom dividends or distributions are paid, with a copy for the IRS and a copy for the Corporation if required.

          P. Provide readily obtainable data which may from time to time be requested for audit purposes.

          Q.   Replace lost or destroyed checks.

          R.   Continuously maintain all records for active and closed accounts.

          S. Furnish shareholder data information for a current calendar year in connection with IRA and Keogh Plans in a format suitable for mailing to shareholders.

          T. Prepare and/or deliver any written communication to a potential purchaser of Fund shares, provided that the content of such communications is approved by an authorized person of the Corporation.

          U. Respond to inquiries of a potential purchaser of Fund shares in a communication initiated by the potential purchaser, provided that the content of such response is limited to information contained in the Corporation's current registration statement filed under the Securities Act of 1933 and Investment Company Act of 1940.

          V. Perform ministerial and clerical work involved in effecting any Fund transaction.

     4.   Referrals to Corporation.  Strong hereby agrees to refer to the
          ------------------------
Corporation for reply the following:

          A. Requests for investment information, including performance and outlook.

          B. Requests for information about specific plans (i.e., IRA, Keogh, Systematic Withdrawal).

          C.   Requests for information about exchanges between Funds.

          D.   Requests for historical Fund prices.

          E. Requests for information about the value and timing of dividend payments.

          F. Questions regarding correspondence from the Corporation and newspaper articles.

          G.   Any requests for information from non-shareholders.

          H. Any other types of shareholder requests as the Corporation may request from Strong in writing.

     5.   Compensation to Strong.  Strong shall be compensated for its services
          ----------------------
hereunder in accordance with the Transfer and Dividend Disbursing Fee Schedule (the "Fee Schedule") attached hereto as Schedule B and as such Fee Schedule may from time to time be amended in writing between the two parties. The Corporation will reimburse Strong for all out-of-pocket expenses, including, but not necessarily limited to, postage, confirmation forms, etc. Special projects, not included in the Fee Schedule and requested by proper instructions from the Corporation with respect to the relevant Funds, shall be completed by Strong and invoiced to the Corporation and the relevant Funds as mutually agreed upon.

     6.   Rights and Powers of Strong.  Strong's rights and powers with respect
          ---------------------------
to acting for and on behalf of the Corporation, including rights and powers of Strong's officers and directors, shall be as follows:

          A. No order, direction, approval, contract or obligation on behalf of the Corporation with or in any way affecting Strong shall be deemed binding unless made in writing and signed on behalf of the Corporation by an officer or officers of the Corporation who have been duly authorized to so act on behalf of the Corporation by its Board of Directors.

          B. Directors, officers, agents and shareholders of the Corporation are or may at any time or times be interested in Strong as officers, directors, agents, shareholders, or otherwise. Correspondingly, directors, officers, agents and shareholders of Strong are or may at any time or times be interested in the Corporation as directors, officers, agents, shareholders or otherwise. Strong shall, if it so elects, also have the right to be a shareholder of the Corporation.

          C. The services of Strong to the Corporation are not to be deemed exclusive and Strong shall be free to render similar services to others as long as its services for others do not in any manner or way hinder, preclude or prevent Strong from performing its duties and obligations under this Agreement.

          D. The Corporation will indemnify Strong and hold it harmless from and against all costs, losses, and expenses which may be incurred by it and all claims or liabilities which may be asserted or assessed against it as a result of any action taken by it without negligence and in good faith, and for any act, omission, delay or refusal made by Strong in connection with this agency in reliance upon or in accordance with any instruction or advice of any duly authorized officer of the Corporation.

     7.   Effective Date.  This Agreement shall become effective as of the date
          --------------
hereof.

     8.   Termination of Agreement.  This Agreement shall continue in force and
          ------------------------
effect until terminated or amended to such an extent that a new Agreement is deemed advisable by either party. Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time, without payment of any penalty, by the Corporation or Strong upon ninety (90) days' written notice to the other party.

     9.   Amendment.  This Agreement may be amended by the mutual written
          ---------
consent of the parties. If, at any time during the existence of this Agreement, the Corporation deems it necessary or advisable in the best interests of Corporation that any amendment of this Agreement be made in order to comply with the recommendations or requirements of the Securities and Exchange Commission or state regulatory agencies or other governmental authority, or to obtain any advantage under state or federal laws, the Corporation shall notify Strong of the form of amendment which it deems necessary or advisable and the reasons therefor, and if Strong declines to assent to such amendment, the Corporation may terminate this Agreement forthwith.

     10.  Notice.  Any notice that is required to be given by the parties to
          ------
each other under the terms of this Agreement shall be in writing, addressed and delivered, or mailed postpaid to the other party at the principal place of business of such party.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the day and year first stated above.

Attest:                                      Strong Capital Management, Inc.



_____________________________________        ________________________________
[Name]                                       [Name, Title]

Attest:                                      Strong __________, Inc.


_____________________________________        ________________________________
[Name]                                       [Name, Title]

                                   SCHEDULE A
                                   ----------

The Fund(s) of the Corporation currently subject to this Agreement are as follows:

                                                Date of Addition
          Fund(s)                              to this Agreement
          -------                              -----------------


Attest:                                   Strong Capital Management, Inc.


_________________________                 __________________________________
[Name]                                    [Name, Title]



Attest:                                   Strong __________, Inc.


_________________________                 __________________________________
[Name]                                    [Name, Title]

                                   SCHEDULE B
                                  -----------
                 TRANSFER AND DIVIDEND DISBURSING FEE SCHEDULE
                 ---------------------------------------------

     Until such time that this schedule is replaced or modified, Strong __________, Inc. (the "Corporation"), on behalf of each Fund set forth on Schedule A to this Agreement, agrees to compensate Strong Capital Management, Inc. ("Strong") for performing as transfer and dividend disbursing agent as specified below, plus out-of-pocket expenses attributable to the Corporation and the Fund(s).

-----------------------------------------------------------------------------------------
       Fund/Share Class                                  Fee(s)
       ----------------                                  ------
-----------------------------------------------------------------------------------------
Strong __________ Fund
-----------------------------------------------------------------------------------------
 * Class A Shares               0.20% of the average daily net asset value
-----------------------------------------------------------------------------------------
* Class B Shares                0.20% of the average daily net asset value
-----------------------------------------------------------------------------------------
* Class C Shares                0.20% of the average daily net asset value
-----------------------------------------------------------------------------------------
* Class L Shares                0.20% of the average daily net asset value
-----------------------------------------------------------------------------------------
* Class Z Shares of Equity      $21.75 annual open account fee, $4,20 closed account fee
 Funds
-----------------------------------------------------------------------------------------
* Class Z Shares of Income      $31.50 annual open account fee, $4.20 closed account fee
 Funds
-----------------------------------------------------------------------------------------
* Investor Class Shares of      $21.75 annual open account fee, $4,20 closed account fee
 Equity Funds
-----------------------------------------------------------------------------------------
* Investor Class Shares of      $31.50 annual open account fee, $4.20 closed account fee
 Income Funds
-----------------------------------------------------------------------------------------
* Advisor Class Shares          0.20% of the average daily net asset value
-----------------------------------------------------------------------------------------
* Institutional Class Shares    0.015% of the average daily net asset value
----------------------------------------------------------------------------------------

          Out-of-pocket expenses include, but are not limited to, the following:

          1. All materials, paper and other costs associated with necessary and ordinary shareholder correspondence.

          2. Postage and printing of confirmations, statements, tax forms and any other necessary shareholder correspondence. Printing is to include the cost of printing account statements and confirmations by third-party vendors as well as the cost of printing the actual forms.

          3. The cost of mailing (sorting, inserting, etc.) by third-party vendors.

          4. All banking charges of Corporation, including deposit slips and stamps, checks and share drafts, wire fees not paid by shareholders, and any other deposit account or checking account fees.

          5. The cost of storage media for Corporation records, including phone recorder tapes, microfilm and microfiche, forms and paper.

          6.   Offsite storage costs for older Corporation records.

          7. Charges incurred in the delivery of Corporation materials and mail.

          8. Any costs for outside contractors used in providing necessary and ordinary services to the Corporation, a Fund or shareholders, not contemplated to be performed by Strong.

          9. Any costs associated with enhancing, correcting or developing the record keeping system currently used by the Corporation, including the development of new statement or tax form formats.

 Class Z Shares and Investor Class Shares

     For purposes of calculating Strong's compensation pursuant to this Agreement, all subaccounts which hold Class Z shares or Investor Class shares of a Fund through 401(k) plans, 401(k) alliances, and financial institutions, such as insurance companies, broker/dealers, and investment advisors shall be treated as direct open accounts of the Fund. Out-of-pocket expenses will be charged to the applicable Fund, except for those out-of-pocket expenses attributable to the Corporation in general, which shall be charged pro rata to each Fund.

     All fees will be billed to the Corporation monthly based upon the number of open and closed accounts existing on the last day of the month plus any out-of-pocket expenses paid by Strong during the month. These fees are in addition to any fees the Corporation may pay Strong for providing investment management services, administrative services, or for underwriting the sale of Corporation shares.

 Class A, Class B, Class C, Class L, Advisor Class and Institutional Class
Shares

     For the services to be furnished during any month by Strong under this Agreement, each Fund listed above shall pay Strong a monthly fee equal to 1/12th of the annual fee as set forth above of the average daily net asset value of the Fund determined as of the close of business on each business day throughout the month, plus any out-of-pocket expenses paid by Strong during the month. These fees are in addition to any fees the Corporation may pay Strong for providing investment management services, administrative services, or for underwriting the sale of Corporation shares. Out-of-pocket expenses will be charged to the applicable Fund, except for those out-of-pocket expenses attributable to the Corporation in general, which shall be charged pro rata to each Fund.

Attest:                                 Strong Capital Management, Inc.



_______________________________         ___________________________________
[Name]                                  [Name, Title]


Attest:                                 Strong __________, Inc.


_______________________________         ___________________________________
[Name]                                  [Name, Title]